Exhibit 10.1

FIRST MID-ILLINOIS BANCSHARES, INC. 2017 STOCK INCENTIVE PLAN

THIS DOCUMENT CONSTITUTES PART OF A SECTION 10(A) PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

FIRST MID-ILLINOIS BANCSHARES, INC.
2017 STOCK INCENTIVE PLAN

1.	Purpose of the Plan.
First Mid-Illinois Bancshares, Inc. (the “Company”) hereby adopts the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan (the “Plan”) as of February 28, 2017, subject to approval by Company stockholders at the Company’s annual meeting of stockholders to be held on April 26, 2017. The Plan is intended to provide a means whereby Directors, Employees and Consultants of the Company and its Subsidiaries may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and its Subsidiaries, thereby advancing the interests of the Company and its stockholders. Accordingly, Directors, Employees and Consultants may be provided the opportunity to acquire shares of common stock of the Company or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

2.	Definitions.
The following terms shall be defined as set forth below:
(a)“Award” shall mean any award granted under the Plan, including a Stock Option, a Stock Award, a Stock Unit or a Stock Appreciation Right.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Change in Control” shall mean:

(i)the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company other than through the receipt of Shares pursuant to the Plan or the First Mid-Illinois Bancshares, Inc. Dividend Reinvestment Plan;

(ii)the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director was approved by a vote of a majority of the board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

(iii)approval by stockholders of the Company of: (A) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because 50% or more of the combined voting power of the then outstanding securities of the Company are acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity, or by any corporation which, immediately prior to such acquisition, is owner directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition; and (y) in the case of an Award subject to Section 409A of the Code, in no event shall a Change in Control be deemed to have occurred if the event would not constitute a Change in Control as described in Treas. Reg. §1.409A-3(i)(5).

(d)“Code” shall mean the Internal Revenue Code of 1986, and any amendments thereto.

(e)“Committee” shall mean the committee appointed by the Board in accordance with Section 3 hereof.

(f)“Company” shall mean First Mid-Illinois Bancshares, Inc., a Delaware corporation.

(g)“Consultant” shall mean a natural person who provides bona fide services to the Company or a Subsidiary and whose services are not in connection with a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(h)“Director” shall mean a director of the Company who is not an employee of the Company or a Subsidiary.

(i)“Employee” shall mean an employee of the Company or any Subsidiary.

(j)“Exchange Act” shall mean the Securities Exchange Act of 1934, and any amendments thereto.

(k)“Fair Market Value” shall mean, as of any date, the closing sales price of a Share on the NASDAQ Stock Market on such date, or if no trading occurs on such date, the trading day immediately preceding such date.

(l)“Incentive Stock Option” or “ISO” shall mean a stock option awarded under Section 5 of the Plan that satisfies the requirements of Code Section 422 or any successor provision.

(m)“Nonqualified Stock Option” or “NSO” shall mean a stock option awarded under Section 5 of the Plan that is not an Incentive Stock Option.

(n)“Participant” shall mean any Director or Employee of, or Consultant to, the Company or a Subsidiary who is selected to participate in the Plan.

(o)“Securities Act” shall mean the Securities Act of 1933, and any amendments thereto.

(p)“Share” shall mean a share of common stock, par value $4.00 per share, of the Company.

(q)“Stock Appreciation Right” or “SAR” shall mean a right awarded under Section 8 of the Plan to receive the appreciation in the Fair Market Value of a stated number of Shares.

(r)“Stock Award” shall mean a grant of Shares awarded under Section 6 of the Plan.

(s)“Stock Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(t)“Stock Unit Award” shall mean a right to receive Shares awarded under Section 7 of the Plan.

(u)“Subsidiary” shall mean an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

3.	Administration of the Plan.

(a)The Committee. The Plan shall be administered by a Committee consisting of the entire Board, or if the Board so delegates, by a sub-committee of the Board which shall be comprised of two or more directors who are “outside directors” (within the meaning of Code Section 162(m)) and “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act). The Committee shall have sole authority to:

(i)select the Directors, Employees and Consultants to whom Awards shall be granted under the Plan;

(ii)establish the timing, form, amount and conditions of each such Award and other limitations, restrictions, terms and conditions applicable to each such Award;

(iii)interpret the Plan; and

(iv)adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.
All decisions made by the Committee in administering the Plan shall be final.
(b)Delegation. To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Shares are listed or traded, the Committee may delegate to the Chief Executive Officer of the Company its authority to grant Awards to Employees and to determine the terms and conditions thereof, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code, and provided that such delegation sets forth the time period during which the Awards may be granted and the number of Awards that may be granted during such time period.

(c)Indemnification. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

(d)Performance Goals.

(i)The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Code Section 162(m).

(ii)Performance goals may be based on one or more business criteria, including but not limited to: earnings or earnings per share; return on equity; common stock price; return on investment; return on assets; tangible book value per share; net income; expense management; credit quality; revenue growth; or operating leverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claims, judgments or settlements and effects of changes in tax laws), as may be determined by the Committee. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(iii)With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria described above, and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall authorize Awards, as applicable, to the Participant for whom the targets were established.

(e)Award Agreements.

(i)Each Award under the Plan shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (A) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries; (B) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (C) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award in the event of the Participant’s noncompliance with the provisions of such Award Agreement or other agreement.

(ii)If the Participant shall fail to enter into any such Award Agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

4.	Shares Subject to the Plan.

(a)Total Number of Shares. The total number of Shares that may be issued under the Plan shall be 149,983 Shares. Any Shares that remain unissued at the termination or expiration of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. Such Shares may be either authorized but unissued Shares or treasury Shares, and shall be adjusted in accordance with the provisions of Section 4(d) of the Plan.

(b)Reuse of Shares.

(i)The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of Shares that may be issued under the Plan. Any Shares purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of Shares that may be issued under the Plan and shall not increase the number of Shares available under the Plan.

(ii)If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if Shares are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the Shares subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of Shares that may be issued under the Plan.

(c)Shares Under Awards. Of the Shares authorized for issuance under the Plan:

(i)The maximum number of Shares as to which an Employee may receive Stock Options or SARs in any calendar year is 50,000, or in the event an SAR is settled for cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the SAR is settled.

(ii)The maximum number of Shares that may be used for Stock Awards and/or Stock Unit Awards that are intended to qualify as “performance based” in accordance with Code Section 162(m) that may be granted to any Employee in any calendar year is 50,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.

(iii)The maximum number of Shares that may be subject to Incentive Stock Options is 149,983.

(d)Adjustment. In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of Shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (i) adjustment in the number and kind of Shares reserved for issuance under the Plan; (ii) adjustment in the number and kind of Shares covered by outstanding Awards; (iii) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (iv) adjustments to any of the Shares limitations set forth in Section 4(a) or 4(c) of the Plan; and (v) any other changes that the Committee determines to be equitable under the circumstances.

5.	Stock Options.

(a)Grants of Stock Options. Subject to the terms of the Plan, the Committee may grant Stock Options that constitute ISOs to Employees and NSOs to all Participants. Unless otherwise expressly provided at the time of grant, Stock Options granted under the Plan shall be NSOs.

(b)Terms and Conditions of Stock Options. Each Stock Option granted under the Plan shall be subject to the terms and conditions established by the Committee as set forth in the related Stock Option Agreement, including the type of Stock Option granted, the number of Shares subject to the Stock Option, the exercise price, the vesting schedule, the terms for payment of the exercise price and any withholding taxes, and the expiration date; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the Shares subject to an unexercised Stock Option.

(c)Additional Terms and Conditions Applicable to All Stock Options. Each Stock Option shall be subject to the following terms and conditions:

(i)The exercise price of each Stock Option shall not be less than the Fair Market Value of a Share on the date the Stock Option is granted.

(ii)Each Stock Option shall become exercisable as provided in the related Stock Option Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment or service with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(iii)Except as provided below in (d), each Stock Option shall expire, and all rights to purchase Shares thereunder shall expire, on the date fixed by the Committee in the Stock Option Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise a Stock Option because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(iv)A Stock Option may be exercised only by giving written notice to the Company in accordance with procedures established by the Committee specifying the number of Shares to be purchased and any other information required by the Committee. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price: (A) in cash (including personal check), (B) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the Shares subject to the Stock Option to pay the exercise price, (C) by directing the Company to withhold a number of Shares otherwise issuable in connection with the Stock Option having a Fair Market Value equal to the exercise price, or (D) by delivering (either directly or through attestation) previously acquired Shares that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(d)Additional Terms and Conditions Applicable to Incentive Stock Options. In addition to the foregoing, each ISO shall be subject to the following terms and conditions:

(i)The exercise price of an ISO granted to an Employee who, at the time such ISO is granted, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of Shares (or its parent or subsidiaries as defined in Code Section 422(b)(6)) (hereinafter referred to as a “10% Stockholder”) shall not be less than 110% of the Fair Market Value of a Share on the date the ISO is granted.

(ii)No ISO granted to a 10% Stockholder may be exercised more than five years after the date of grant. No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company.

(iii)The aggregate Fair Market Value (determined at the time the ISO is granted) of Shares which first become exercisable during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. In the event that this limit is exceeded, so much of the ISO that does not exceed the limit shall be an ISO and the remainder shall be a NSO, but in all other respects the original terms and conditions of the Stock Option shall remain in full force and effect.

6.	Stock Awards.

(a)Grants. The Committee may grant Shares under the Plan to any Participant.

(b)Terms and Conditions of Grant.

(i) Each Stock Award shall be subject to the terms and conditions established by the Committee as set forth in the related Stock Award Agreement, including the number of Shares granted, and any restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture or attainment of performance objectives.

(ii)The restrictions to which the Shares awarded hereunder are subject shall lapse as provided in the related Stock Award Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment or service with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)Stockholder Rights. Subject to the foregoing, and except as otherwise provided by the Committee, the Participant receiving a Stock Award shall have all other rights of a stockholder including, but not limited to, the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares; provided that the Committee shall accumulate and hold such dividends and other distributions and pay them to the Participant only upon, and to the extent of, the lapse of the restrictions to which the Award is subject. Any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

7.	Stock Unit Awards.

(a)Grants. The Committee may grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or occurrence of an event determined by the Committee, one Share or cash equal to the Fair Market Value of a Share on the date of such event, as determined by the Committee at the time of grant.

(b)Terms and Conditions of Grant.

(i)Each Stock Unit Award shall be subject to such terms and conditions established by the Committee as set forth in the related Stock Unit Award Agreement, including the number of Stock Units granted, and any restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture or attainment of performance objectives.

(ii)The restrictions to which the Shares awarded hereunder are subject shall lapse as provided in the related Stock Unit Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment or service with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)Stock Unit Holder Rights. Unless otherwise provided by the Committee, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Shares. The Committee may provide that, until the Stock Units are settled in Shares or cash, the Participant shall be entitled to receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Shares; provided that the Committee shall to accumulate and hold such dividends or distributions and pay them to the Participant only upon, and to the extent of, the lapse of the restrictions to which the Award is subject. Such amount held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.

8.	Stock Appreciation Rights.

(a)Grants. The Committee may grant SARs under the Plan to any Participant. Upon exercise, an SAR entitles the Participant to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of Shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. Cash shall be delivered in lieu of any fractional Shares.

(b)Terms and Conditions of Grant.

(i)Each SAR granted under the Plan shall be subject to the terms and conditions established by the Committee as set forth in the related SAR Agreement, including the number of Shares subject to the SAR, the exercise price, the vesting schedule, and the expiration date; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the Shares subject to an unexercised SAR.

(ii)An SAR may be granted independently of a Stock Option, or in tandem with or with reference to a related Stock Option granted prior to or at the same time as the grant of the SAR, in which event the Participant may elect to exercise the Stock Option or the SAR, but not both, as to the same Shares subject to the Stock Option and the SAR. The tandem SAR shall be exercisable only at such time as the Stock Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Stock Option. Upon the exercise of a tandem SAR, the unexercised Stock Option, or the portion thereof to which the exercised portion of the tandem SAR is related, shall expire. The exercise of any Stock Option shall cause the expiration of the tandem SAR related to such Stock Option, or portion thereof, that is exercised.

(c)Additional Terms and Conditions Applicable to All SARs. Each SAR shall be subject to the following terms and conditions:

(i)The exercise price of each SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted.

(ii)Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(iii)Each SAR that has not terminated earlier shall expire on the date 10 years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d)Payment on Exercise. An SAR may be exercised only by giving written notice to the Company, in accordance with procedures established by the Committee, specifying the number of Shares to be purchased. Upon exercise of an SAR, the Participant shall be paid the excess of the then Fair Market Value of a Share on the date of such exercise over the exercise price of the SAR multiplied by the number of Shares with respect to which the SAR is being exercised. Such amount shall be paid in cash or in Shares having a Fair Market Value equal to such amount.

9.	Change in Control.

(a)In the event of a Change in Control, the Committee is authorized, and has sole discretion, as to any Award at the time such Award is granted hereunder or any time thereafter, to provide that (i) all outstanding Awards shall become fully vested and exercisable; (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Awards shall be deemed satisfied at target level (or actual level, if higher).

(b)In addition to the Committee’s authority set forth in Section 3, upon such Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option or the mandatory exercise of any outstanding SAR, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby multiplied by the number of Shares subject to the Stock Option or SAR; (ii) provide for the purchase of any outstanding Stock Award and/or Stock Unit for an amount of cash equal to the then Fair Market Value of the Shares, multiplied by the number of Shares subject to the Stock Award or Stock Unit; (iii) make such adjustment to any outstanding Award as the Committee deems appropriate to reflect the change in Control; or (iv) cause any outstanding Award to be assumed or continued by the acquiring or surviving corporation after the Change in Control. If any Award is assumed or continued after the Change in Control, the vesting provisions shall be continued, provided that the Committee may in the Award Agreement provide for accelerated vesting if the Participant’s employment terminates following the Change in Control.

10.	Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than: (a) by will or by the laws of descent and distribution; (b) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or (c) as permitted by the Committee with respect to a NSO transferable by the Participant during his or her lifetime. In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Committee.

11.	Withholding of Tax.

In connection with any Award, and as a condition to the issuance or delivery of any Shares or cash amount to the Participant in connection therewith, the Committee may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the Shares subject to the Award to pay the withholding taxes; (c) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; or (d) by delivering (either directly or through attestation) previously acquired Shares that have an aggregate Fair Market Value equal to the amount required to be withheld. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

12.	Stock Certificates.

Once a Participant becomes entitled to receive Shares in connection with an Award under the Plan, the Company shall either (a) issue, in the name of the Participant, stock certificates representing the total number of Shares granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Shares are forfeited, resold to the Company, or the restrictions lapse, or (b) in lieu of issuing stock certificates, reflect the issuance of Shares to a Participant on a non-certificated basis, with the ownership of such Shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent. Each stock certificate issued, or each book-entry made, in respect of any Award subject to any restriction or forfeiture shall bear or be subject to the following legend:
The Shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions on transfer) contained in the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan and any related Award Agreement between the Company and the individual receiving the Shares. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Agreement, a copy of each of which is on file in the office of the Secretary of the Company.

13.	Postponement.

The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:
(a)to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b)to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed; or

(c)to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

14.	Amendment or Termination of the Plan or Award Agreements.

(a)Plan. Except as described in Section 14(c) below, the Board may amend, suspend or terminate the Plan, or a portion thereof, at any time, but no amendment shall be made without approval of stockholders of the Company if such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant, without his or her consent, with respect to any outstanding Awards unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.

(c)No Repricing of Stock Options or SARs. Notwithstanding the foregoing, and except as described in Section 4(d), there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose repricing includes a reduction in the exercise price of the Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards or any other consideration provided by the Company, but does not include any adjustments described in Section 4(d).

15.	Effective Date and Term of Plan.

(a)The Plan has been adopted by the Board, and is effective, as of February 28, 2017, subject to the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on April 26, 2017 and any adjournment or postponement thereof.

(b)In the event the Plan is not approved by stockholders of the Company at its 2017 annual meeting, (i) the Plan shall have no effect, and (ii) any Awards granted on or after February 28, 2017 shall be cancelled.

(c)Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date set forth in Section 15(a) above.

16.	Service.

A Participant shall be considered to be in the service of the Company or a Subsidiary as long as he or she remains a Director, Employee or Consultant of the Company or such Subsidiary. Nothing herein shall confer on any Participant that right to continued service with the Company or a Subsidiary or affect the right of the Company or such Subsidiary to terminate such service.

17.	Governing Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.